Exhibit 16

September 30, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated September 30, 2004, of Fresh
Choice, Inc. and are in agreement with the statements contained in the first (excluding the last sentence), second, third, and fourth paragraphs therein. We have no basis to agree or disagree with the other statements of the registrant contained therein.

/s/ Grant Thornton LLP



                                       4